SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 14, 1998

                            COMSOUTH BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

                                 South Carolina
         (State or other jurisdiction of incorporation or organization)


          0-19045                                        57-0853342
  (Commission File Number)                  (I.R.S. Employer Identification No.)




               1136 Washington Street, Suite 200, Columbia, South
                 Carolina 29201 (Address of principal executive
                              offices and zip code)

                                 (803) 343-2144
               Registrant's telephone number, including area code

                                       N/A

         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

On April 13, 1998, the Registrant's Board of Directors approved an Agreement and Plan of Merger (the "Agreement") by and between Registrant and Anchor Financial Corporation ("Anchor"), a South Carolina corporation with its principal office located in Myrtle Beach, South Carolina. The Agreement was executed on behalf of the Registrant and Anchor as of April 14, 1998. The Agreement provides for the acquisition and merger of Registrant by and into Anchor and the conversion of all outstanding shares of common stock of Registrant into shares of the common stock of Anchor. Consummation of the transactions contemplated by the Agreement is subject to approval by Registrant's and Anchor's shareholders, regulatory approval and other conditions precedent.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

2.1 Agreement and Plan of Merger as of April 14, 1998 by and between Registrant and Anchor Financial Corporation.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           COMSOUTH BANKSHARES, INC.
                                           -------------------------------------
                                                    (Registrant)


         April 22, 1998                         s/Harry R. Brown
Date:--------------------                  By:
                                               ---------------------------------
                                               Harry R. Brown
                                               Chief Financial Officer and Chief
                                                 Operating Officer





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


                                  EXHIBIT INDEX

Exhibits

2.1 Agreement and Plan of Merger as of April 14, 1998 between Registrant and Anchor Financial Corporation.



























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